UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 1, 2013

Date of Report (Date of Earliest Event Reported)

Commission file number – 001-10852

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290 Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

(251) 243-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

General. On August 1, 2013, International Shipholding Corporation, a Delaware corporation (the “Company”), completed its previously-announced public sale of 316,250 shares of its 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Shares”), including 41,250 shares sold pursuant to an over-allotment option granted to the underwriters for the offering, at the public offering price of $100 per share. For more information regarding the terms of the Series B Preferred Shares, see the Company’s Certificate of Designations, Preferences and Rights filed with the Securities and Exchange Commission as Exhibit 3.3 to the Company’s Form 8-A dated July 31, 2013 and incorporated herein by reference.

A copy of the press release announcing the completion of the Company’s offering of the Series B Preferred Shares is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Underwriting Agreement. The Series B Preferred Shares were sold pursuant to an underwriting agreement dated July 25, 2013 (the “Underwriting Agreement”) among the Company and the underwriters listed therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Series B Preferred Shares to the Underwriters, and the Underwriters agreed to purchase the Series B Preferred Shares for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. This description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

In reviewing the attached Underwriting Agreement, please note that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement contains representations and warranties by one or more of the parties to the agreement. These representations and warranties have been made solely for the benefit of the parties to the agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Company’s offering documents filed in connection with the offer and sale of the Series B Preferred Shares and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Forward Looking Statements

This report includes certain forward-looking statements that are based on current expectations only, and are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause actual events and results to differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: changes in our cash requirements, financial position, financing plans or investment plans; unforeseen delays in the New York Stock Exchange listing process; changes in general market, economic, regulatory or industry conditions; and other risks referenced from time to time in our filings with the Securities and Exchange Commission. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on our plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements. Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:     August 1, 2013

Exhibit Index

Exhibit No.	Description

1.1*	Underwriting Agreement, dated July 25, 2013, among the Company, Incapital LLC, DNB Markets, Inc., Sterne, Agee & Leach, Inc. and the other underwriters named therein.
3.1

Certificate of Designations, Preferences and Rights of 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock (filed with the Securities and Exchange Commission as Exhibit 3.3 to the Company’s Form 8-A dated July 31, 2013 and incorporated herein by reference).

4.1

Specimen of 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock (filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Form 8-A dated July 31, 2013 and incorporated herein by reference).

5.1*	Opinion of Jones Walker L.L.P. relating to the sale of the Series B Preferred Shares.
23.1*	Consent of Jones Walker L.L.P. (included in Exhibit 5.1).
99.1*	Press release dated August 1, 2013 announcing the completion of the Company’s offering of the Series B Preferred Shares.

* Filed herewith.